	EMPLOYMENT CONTRACT		ARBEIDSOVEREENKOMST

The undersigned:		De ondergetekenden:

1.	The private limited company NKF ELECTRONICS B.V., hereinafter referred to as: ‘NKF’, with its registered office in Amsterdam and its principal place of business in (2801 DD) Gouda at Zuidelijk Halfrond 4, duly represented in this matter by Mr. Ed Ludwig, CEO of Optelecom-NKF, Inc. and a Director of NKF Electronics B.V. under the Articles of Association;	1.	De besloten vennootschap met beperkte aansprakelijkheid NKF ELECTRONICS B.V., hierna te noemen: “NKF”, statutair gevestigd te Amsterdam en kantoorhoudende te (2801 DD) Gouda aan het Zuidelijk Halfrond 4, te dezen rechtsgeldig vertegenwoordigd door de heer Ed Ludwig, CEO Optelecom Inc. en tevens statutair directeur van NKF Electronics B.V. ;

and		en

2.	Mr. THOMAS WILHELMUS MARTINUS OVERWIJN, date of birth 9 April 1962, resident in (2267 BJ) Leidschendam at Lindelaan 13, hereinafter referred to as: ‘Mr. Overwijn’ and/or ‘the Managing Director’;		De heer THOMAS WILHELMUS MARTINUS OVERWIJN, geboren op 9 april 1962, wonende te (2267 BJ) Leidschendam aan de Lindelaan 13, hierna tevens te noemen: “de heer Overwijn” en/of “de statutair directeur”;

hereinafter jointly referred to as: ‘the parties’.		hierna gezamenlijk te noemen: “de partijen”.

WHEREAS		IN AANMERKING NEMENDE DAT:

a	On 1 September 1990 Mr. Overwijn entered the employment of (the legal predecessor of) NKF for an indefinite period of time.	a	De heer Overwijn op 1 september 1990 voor onbepaalde tijd in dienst is getreden bij (de rechtsvoorgangster van) NKF.

b	On 8 March 2005 the shares in NKF were transferred to Optelecom Inc., located in Germantown, Maryland (United States of America), whose name has subsequently been changed to Optelecom-NKF, Inc.,hereinafter referred to as: ‘Optelecom’.	b	De aandelen van NKF per 8 maart 2005 zijn overgedragen aan Optelecom Inc., gevestigd te Germantown Maryland (Verenigde Staten van Amerika), hierna te noemen: “Optelecom”.

c	Mr. Overwijn was appointed Managing Director of NKF under the Articles of Association pursuant to a resolution of the General Meeting of Shareholders as of 9 March 2005.	c	De heer Overwijn tot statutair directeur van NKF is benoemd bij besluit van de algemene vergadering van aandeelhouders gedateerd 9 maart 2005. Een kopie van dit besluit is aan deze arbeidsovereenkomst gehecht.

d	Mr. Overwijn accepted this appointment.	d	De heer Overwijn deze benoeming heeft geaccepteerd.

e	Mr. Overwijn is part of the so-called ‘key personnel’ at NKF and Optelecom wishes to bind Mr. Overwijn to NKF for an extended period of time.	e	De heer Overwijn tot het zogenaamde ‘key-personnel’ van NKF behoort en Optelecom de heer Overwijn voor langere tijd wenst te binden aan NKF.

f	The parties wish to extend the employment contract between them for an indefinite period on the following terms, which will apply between the parties effective from 1 April 2005.	f	Partijen de tussen hen geldende arbeidsovereenkomst wensen voort te zetten voor onbepaalde tijd onder de navolgende condities, welke met ingang van 1 april 2005 tussen partijen gelden.

	DECLARE TO HAVE AGREED AS FOLLOWS:		VERKLAREN HET VOLGENDE TE ZIJN OVEREENGEKOMEN:

	Clause 1 Commencement and duration		Artikel 1 Aanvang en duur

1.	The parties agree that the employment contract between them will be extended for an indefinite period effective from 1 April 2005.	1.	Partijen komen overeen dat de tussen hen bestaande arbeidsovereenkomst wordt voortgezet voor onbepaalde tijd per 1 april 2005.

2.	For the purpose of determining Mr. Overwijn’s length of service 1 September 1990 will be the commencement date of the employment.	2.	Ten behoeve van de anciënniteit van de heer Overwijn geldt de datum van 1 september 1990 als datum van indiensttreding.

3.	This employment contract is extended for an indefinite period and can be terminated by either party in writing and effective from the end of any calendar month, subject to a notice period of three months for Mr. Overwijn and four months for NKF.	3.	Deze arbeidsovereenkomst wordt voortgezet voor onbepaalde tijd en kan door ieder der partijen schriftelijk en tegen het eind van een kalendermaand worden opgezegd met inachtneming van een opzegtermijn van drie maanden voor de heer Overwijn en zes maanden voor NKF.

4.	This employment contract will in any case be terminated without prior notice being necessary on the first day of the month following the month in which the employee attains pensionable age.	4.	In elk geval eindigt deze arbeidsovereenkomst op de eerste dag van de maand volgend op de maand waarin de werknemer de voor hem geldende pensioengerechtigde leeftijd bereikt zonder dat voorafgaande opzegging is vereist.

	Clause 2 Position and responsibilities		Artikel 2 Functie en plichten

1.	Effective from 1 April 2005 Mr. Overwijn will be employed in the position of Managing Director. Mr. Overwijn was appointed Managing Director in accordance with Article 12.2 of the NKF Articles of Association pursuant to a resolution of the General Meeting of Shareholders on 9 March 2005.	1.	De heer Overwijn is met ingang van 1 april 2005 werkzaam in de functie van statutair directeur. De heer Overwijn is tot statutair directeur benoemd, conform het bepaalde in artikel 12.2 van de statuten van NKF, bij het besluit van de algemene vergadering van aandeelhouders gedateerd 9 maart 2005.

2.	In his position of Managing Director, Mr. Overwijn undertakes to perform all the activities associated with this	2.	De heer Overwijn verplicht zich in zijn functie van statutair directeur alle daartoe benodigde werkzaamheden te verrichten,

	position, in accordance with the provisions of section 5 of Book 2 of the Dutch Civil Code, the NKF Articles of Association and the guidelines formulated by the General Meeting of Shareholders (hereinafter: the AGM). As such the Managing Director is accountable to the AGM.		in vereenstemming met het bepaalde in afdeling 5 van Boek 2 BW, de statuten van NKF en de door de algehele vergadering van aandeelhouders (hierna: “AVA”) vastgestelde richtlijnen. Als zodanig is de statutair directeur verantwoording verschuldigd aan de AVA.

3.	Mr. Overwijn undertakes to take or refrain from any actions as required in the pursuit of his responsibilities as a good employee and undertakes to be fully committed to NKF and to represent and promote the company’s interests to the best of his ability.	3.	De standplaats van de heer Overwijn is Gouda. De statutair directeur verplicht zich desalniettemin werkzaamheden c.q. zijn werkzaamheden te verrichten op een andere plaats dan waar gewoonlijk de arbeid wordt verricht en/of op andere tijden dan gewoonlijk indien het belang van NKF dit vergt, tenzij zulks vanwege bijzondere omstandigheden niet van de statutair directeur kan worden gevergd.

4.	Mr. Overwijn will be based in Gouda. The Managing Director nonetheless undertakes to perform work or his activities in places other than the usual workplace and/or at times other than the usual working hours if this is required in the best interest of NKF, unless this cannot reasonably be expected from the Managing Director as a result of special circumstances.	4.	De standplaats van de heer Overwijn is Gouda. De statutair directeur verplicht zich desalniettemin werkzaamheden c.q. zijn werkzaamheden te verrichten op een andere plaats dan waar gewoonlijk de arbeid wordt verricht en/of op andere tijden dan gewoonlijk indien het belang van NKF dit vergt, tenzij zulks vanwege bijzondere omstandigheden niet van de statutair directeur kan worden gevergd.

	Clause 3 Working hours and salary		Artikel 3 Arbeidsduur en salaris

1.	The working hours are 40 hours a week. The start and finish times will be determined in consultation with NKF. The Managing Director undertakes to work overtime if circumstances so demand. Overtime hours are not remunerated separately. Any overtime remuneration is deemed to be incorporated in the Managing Director’s salary.	1.	De arbeidsduur bedraagt 40 uur per week. De werktijden worden in overleg met NKF vastgesteld. Indien omstandigheden hiertoe nopen verplicht de statutair directeur zich tot het verrichten van overwerk. Overwerk wordt niet afzonderlijk vergoed. Vergoeding van eventuele overuren wordt geacht begrepen te zijn in het salaris van de statutair bestuurder.

2.	Taking into account the provisions of Article 12.4 of the NKF Articles of Association, the Managing Director’s gross annual salary has been set at EUR 105,000 inclusive of holiday allowance, exclusive of other emoluments. The employee will receive the salary in twelve equal monthly instalments, paid no later than the last day of each calendar month. Although the CAO (Collective Employment Contract) for management level personnel in de metal and electronics sector does not apply to this	2.	Het bruto jaarsalaris van de statutair directeur is, met inachtneming van het bepaalde in artikel 12.4 van de statuten van NKF, bepaald op EUR 105.000 inclusief vakantiegeld, exclusief andere emolumenten. Het salaris wordt in twaalf gelijke delen per kalendermaand aan de werknemer betaald. Uitbetaling vindt plaats uiterlijk de laatste dag van de kalendermaand. Ondanks dat de CAO voor het hoger personeel in de metaalelektro niet van toepassing is op deze arbeidsovereenkomst, komen partijen uitdrukkelijk overeen dat de

	employment contract, the parties expressly agree that salary increases will be implemented in accordance with this CAO.		salarisverhogingen conform deze CAO gevolgd zullen worden.

4.	The Managing Director is offered the opportunity to participate in the Optelecom Inc. ‘Corporate Incentive Plan’.	4.	Aan de statutair directeur wordt de mogelijkheid geboden om deel te nemen aan het “Corporate Incentive Plan” van Optelecom Inc.

	Clause 4 Holiday allowance, leave days, scheduled hours off and ADV (reduction in working hours) days		Artikel 4 Vakantietoeslag, vakantiedagen, roostervrije uren en ADV-dagen

1.	The Managing Director will receive a holiday allowance on a monthly basis with the payment of the gross annual salary in accordance with the provisions of Clause 3, subclause 2. The holiday year runs from 1 July to 30 June of the next year.	1.	De statutair directeur ontvangt de vakantietoeslag maandelijks bij de uitbetaling van het bruto jaarsalaris conform het bepaalde in artikel 3 lid 2 plaats. Het vakantiejaar loopt van 1 juli tot en met 30 juni van het daaropvolgende jaar.

2.	Each calendar year the Managing Director is entitled to 27 leave days. Contrary to the provisions of Article 7:638 of the Dutch Civil Code, NKF will determine the holiday dates in consultation with the Managing Director and as much as possible in accordance with the wishes of the Managing Director, unless the company’s interest dictates otherwise. Each calendar year the Managing Director is entitled to a contiguous holiday period of no less than two consecutive weeks.	2.	De statutair directeur heeft per kalenderjaar recht op 27 vakantiedagen. In afwijking van het bepaalde in artikel 7:638 BW stelt NKF, na overleg met de statutair directeur, de vakantie vast, zoveel mogelijk in overeenstemming met de wensen van de statutair directeur, tenzij het bedrijfsbelang zich hiertegen verzet. De statutair directeur heeft per kalenderjaar recht op een aaneengesloten periode van minimaal twee opeenvolgende weken.

3.	The Managing Director is entitled to 13 ADV days per year, expressly in accordance with the arrangement included in the CAO for management personnel in the metal and electronics sector.	3.	De statutair directeur heeft jaarlijks recht op 13 ADV-dagen, uitdrukkelijk conform de regeling zoals opgenomen in de CAO voor het hoger personeel in de metaalelektro.

	Clause 5 Expenses		Artikel 5 Onkostenvergoeding

1.	An allowance for any potential business expenses that cannot be submitted in a separate claim, the Managing Director, provided he is actively performing his duties, will receive an amount of EUR 200 per month, to be paid with the salary payment for the month in question. If the tax inspector and/or the employed persons’ insurance administration agency should at any time decide that	1.	Als vergoeding voor te maken zakelijke onkosten welke zich niet voor afzonderlijke declaratie lenen, ontvangt de statutair directeur, zolang de statutair directeur feitelijk werkzaam is, een bedrag van EUR 200 per maand, uit te betalen tegelijk met de salarisbetaling over de desbetreffende maand. Mocht de inspecteur van de belastingdienst en/of de uitvoeringsinstelling UWV te eniger tijd beslissen dat ter zake van de vergoeding

	the reimbursement referred to in this subclause was (partially) subject to wage tax and/or social security contributions, the mandatory deductions will be made at that time and will be at the Managing Director’s expense. Starting from that moment, any future compensation will be reduced to a level where payment is not subject to taxation.		bedoeld in dit lid (gedeeltelijk) loonbelasting en/of sociale premies verschuldigd zijn geweest, dan zullen de verplichte inhoudingen alsnog worden gepleegd en komen deze alsnog voor rekening van de statutair directeur. Ingaande dat moment zal c.q. zullen de betrokken vergoedingen voor de toekomst worden teruggebracht tot het niveau waarop onbelaste betaling kan plaatsvinden.

2.	The Managing Director will have the use of a credit card for all (necessary) expenses he incurs in the performance of his duties. The Managing Director will account for his expenses to NKF by providing original bills/receipts with the credit card statements, to be signed by the Managing Director, submitted to the NKF accounts department and approved by Optelecom-NKF, Inc.	2.	Aan de statutair directeur is een creditcard ter beschikking gesteld ten behoeve van alle (noodzakelijke) onkosten welke de statutair directeur in de uitoefening van zijn functie maakt. De statutair directeur verantwoordt aan NKF de gedane uitgaven door de creditcard afschriften te voorzien van de originele nota’s die door de de statutair directeur worden afgetekend en bij de boekhouding van NKF worden ingeleverd.

3.	NKF will pay for the purchase and operating expenses of a mobile telephone, taking into account the relevant (tax-related) statutory	3.	NKF neemt voor haar rekening de kosten voor de aanschaf en het gebruik van een mobiele telefoon met inachtneming van de desbetreffende (fiscale) wettelijke bepalingen. De mobiele telefoon dient door de statutair directeur voornamelijk voor zakelijke doeleinden te worden gebruikt. De statutair directeur is verplicht de mobiele telefoon op eerste verzoek van NKF bij NKF in te leveren.

4.	NKF will provide the Managing Director with a computer and peripherals at its own expense, exclusively in the context of and for the performance of the agreed work, provided the Managing Director is actively performing his duties.	4.	NKF stelt op haar kosten aan de statutair directeur, zolang de statutair directeur feitelijk werkzaam is en uitsluitend in het kader van en voor het verrichten van de overeengekomen werkzaamheden, een computer en randapparatuur ter beschikking.

5.	If the Managing Director is unable to actively perform his duties for a period exceeding 3 months, irrespective of the reasons, he will not be entitled to the allowance and reimbursements described in this Clause.	5.	Indien de statutair directeur, ongeacht de oorzaak hiervan, langer dan 3 maanden zijn functie feitelijk niet uitoefent, heeft hij geen recht op de vergoedingen zoals omschreven in dit artikel.

	Clause 6 Leased car		Artikel 6 Lease-auto

	NKF will provide the Managing Director with a car for the performance of his duties at a lease price of EUR 850 per month exclusive of VAT, in		Ten behoeve van de uitoefening van zijn functie, stelt NKF aan de statutair directeur een auto ter beschikking voor een leaseprijs van EUR 850 per maand

	accordance with the lease arrangement that applies within NKF. The Managing Director will receive a copy of the lease arrangement, which will constitute part of the employment contract between the parties. The Managing Director is obliged to return the car to NKF no later than the date on which the employment contract between the parties is terminated.		exclusief BTW, conform de binnen NKF geldende leaseregeling. Een exemplaar van de leaseregeling wordt aan de statutair directeur ter beschikking gesteld en maakt onderdeel uit van de arbeidsovereenkomst die tussen partijen geldt. De statutair directeur is verplicht de auto, uiterlijk op de dag waarop de tussen partijen bestaande arbeidsovereenkomst eindigt, aan NKF ter beschikking te stellen.

	Clause 7 Illness/Occupational disability		Artikel 7 Ziekte/Arbeidsongeschiktheid

1.	If the Managing Director is prevented from performing his duties as a result of illness, he will be entitled to receive the salary stipulated in Clause 3 for a maximum period of 52 weeks for the duration of the employment contract.	1.	Indien de statutair directeur door ziekte verhinderd is zijn werkzaamheden te verrichten houdt hij, zolang de arbeidsovereenkomst voortduurt, voor een periode van maximaal 52 weken recht op het in artikel 3 genoemde salaris.

2.	If the Managing Director’s illness continues beyond the period stipulated in subclause 1, the Managing Director will be entitled to receive 70% of the salary stipulated in Clause 3 for the duration of the employment contract.	2.	Indien de ziekte van de statutair directeur na ommekomst van de in lid 1 genoemde periode voortduurt, houdt de statutair directeur, zolang de arbeidsovereenkomst voortduurt, recht op 70% van het in artikel 3 genoemde salaris.

3.	In respect of illness notification, illness and/or occupational disability, the Managing Director will act in accordance with the NKF regulations.	3.	De De statutair directeur houdt zich in geval van ziekmelding, ziekte en/of arbeidsongeschiktheid aan de namens NKF aangegeven voorschriften.

	Clause 8 Pension		Artikel 8 Pensioen

	The Managing Director will continue to participate in the (compulsory) sectoral pension fund: ‘Stichting Bedrijfstakpensioenfonds voor de Metalektro’ (Sectoral Pension Fund for the Metal and Electronics Sector). At present the employee’s share (40%) of the pension contribution is deducted from his salary on a monthly basis. A separate policy has been taken out for the remaining amount. By mutual arrangement, NKF and the Managing Director will ensure a correct adjustment to/transfer of the current pension scheme.		De statutair directeur blijft deelnemen in het (verplichte) bedrijfstakpensioenfonds: “Stichting Bedrijfstakpensioenfonds voor de Metalektro”. Thans wordt maandelijks het werknemersaandeel (40%) in de pensioenpremie op het salaris ingehouden. Voor het excedent gedeelte is een aanvullende verzekering afgesloten. NKF en de statutair directeur zullen in onderling overleg zorgdragen voor een correcte aanpassing c.q. overdracht van de thans geldende pensioenregeling.

	Clause 9 Insurance and liability		Artikel 9 Verzekeringen en aansprakelijkheid

1.	The Managing Director participates in the group health insurance policy NKF has taken out for him and his family. The Managing Director has been furnished with a copy of the policy terms. The Managing Director accepts the fact that the policy terms may change from time to time. NKF pays 50% of the premium for this insurance policy to a maximum of 50% of the premium applicable to standard class 3 health insurance. A Managing Director’s personal contribution to this policy is deducted from his salary on a monthly basis.	1.	De statutair directeur neemt deel in de door NKF afgesloten collectieve ziektekostenverzekering ten behoeve van zichzelf en zijn gezin. Een exemplaar van de polisvoorwaarden is aan de statutair directeur ter hand gesteld. De statutair directeur aanvaardt dat de polisvoorwaarden van tijd tot tijd kunnen wijzigen. NKF draagt 50% van de premie van deze verzekering met een maximum van 50% van de premie zoals deze geldt voor een standaardziektekostenverzekering van klasse 3. De eigen bijdrage van een statutair directeur in deze verzekering wordt maandelijks op zijn salaris ingehouden.

2.	The Managing Director participates in the WAO (Invalidity Insurance Act) shortfall insurance policy and the WAO excess insurance policy NKF has taken out for its employees (with the Nationale Nederlanden insurance company). Effective from the date this contract is signed the premiums for the WAO shortfall insurance will be fully paid by the employee (whose share in these premiums will be deducted by NKF from his salary in equal monthly instalments) and the premium for the WAO excess insurance will be fully paid by NKF.	2.	De statutair directeur neemt deel in de (bij Nationale Nederlanden) door NKF ten behoeve van haar werknemers gesloten WAO-gatverzekering en een WAO-excedentverzekering. Bij ondertekening van deze overeenkomst komt de premie voor de WAO-gatverzekeringen volledig voor rekening van de werknemer (welk aandeel in deze premies door NKF in gelijke maandelijkse delen op het salaris ingehouden wordt) en de premie voor de WAO-excedentverzekering volledig voor rekening van NKF.

3.	Subject to acceptance on normal premium terms by an insurance company to be designated by NKF, NKF will take out a manager’s liability insurance policy on behalf of the Managing Director. NKF will pay the full premium for this policy.	3.	NKF sluit onder voorbehoud van aanvaarding door een door NKF aan te wijzen verzekeraar onder normale premievoorwaarden ten behoeve van de statutair directeur een verzekering af tegen bestuurdersaansprakelijkheid. De premie voor deze verzekering komt volledig ten laste van NKF.

	Clause 10 Signing bonus		Artikel 10 Tekengeld

	Upon acceptance of his appointment to Managing Director, and after signing this employment contract, Mr. Overwijn will receive a bonus consisting of a participating interest in the Option plan for 25,000 options having an issue date of 1 April 2005. The ‘Stock Option Plan’ regulations apply to this participating interest. A copy of these regulations is		De heer Overwijn ontvangt bij acceptatie van zijn benoeming tot statutair directeur en na ondertekening van deze arbeidsovereenkomst een bonus die bestaat uit een participatie in het Optieplan voor 25,000 options per 1 april 2005. Op deze particpatie is het reglement van het Stock Option Plan van toepassing, van welk reglement een kopie als bijlage bij deze overeenkomst is

attached to this contract.	aangehecht.

Clause 11 Additional activities	Artikel 11 Nevenactiviteiten

For the duration of his employment, the Managing Director is prohibited from engaging in paid or unpaid additional activities without prior written permission from the General Meeting of Shareholders. This prohibition also includes supervisory directorships and other committee positions.	Het is de statutair bestuurder verboden om gedurende zijn dienstverband gehonoreerde of niet-gehonoreerde nevenactiviteiten te verrichten, behoudens voorafgaande schriftelijke toestemming van de algemene vergadering van aandeelhouders. Onder dit verbod wordt mede verstaan het bekleden van commissariaten en andere bestuursfuncties.

Clause 12 Third-party remuneration	Artikel 12 Beloningen van derden

The Managing Director will not accept monies or other remuneration from third parties in respect of his work for NKF and/or companies affiliated with NKF.	De statutair directeur zal geen gelden of andere beloningen van derden aannemen in verband met zijn werkzaamheden ten behoeve van NKF en/of de met haar gelieerde vennootschappen.

Clause 13 Confidentiality	Artikel 13 Geheimhouding

Both during the term of the employment contract and after its termination — irrespective of the way in which and the reason why the employment contract was terminated - the Managing Director is prohibited from passing on to third parties, either directly or indirectly, in any form or in any manner, any aspect of the knowledge he has acquired in respect of the business and interests of NKF and/or its affiliated companies, its customers and other business relations, all this in the broadest meaning of the word, unless the performance of his duties demands that third parties are informed of such matters.	Zowel gedurende de loop van de arbeidsovereenkomst als na afloop — ongeacht de wijze waarop en de reden waarom de arbeidsovereenkomst tot een einde is gekomen - is het de statutair bestuurder verboden om op enige wijze aan derden, direct of indirect, in welke vorm en op welke wijze dan ook, enige mededeling te doen van hetgeen te zijner kennis is gekomen aangaande de zaken en belangen van NKF en/of de met haar gelieerde vennootschappen, haar cliënten en andere relaties, een en ander in de ruimste zin des woords, tenzij de uitoefening van zijn functie vereist dat derden van zodanige aangelegenheden in kennis worden gesteld.

Clause 14 Documents and other items made available by NKF	Artikel 14 Ter beschikking gestelde zaken en documenten

In the event of his suspension and in the event of the termination of the employment contract, irrespective of the way in which and the reason why the employment contract was	In geval van schorsing en bij beëindiging van de arbeidsovereenkomst, ongeacht de wijze waarop en de reden waarom de arbeidsovereenkomst tot een einde komt, zal de statutair directeur op het eerste

	terminated, the Managing Director will return all NKF property in his possession, as well as all documents that are in any way related to NKF and/or its affiliated companies, its customers and other business relations, all this in the broadest meaning of the word, as well as copies of such documents and property, at NKF’s first request to this effect. The Managing Director will return all items made available to him by NKF no later than the last day of the employment contract. Upon termination of the employment contract, the Managing Director will return any items he has on loan from NKF. The Managing Director may be held responsible for any damage to or loss of the items loaned to him and/or made available to him. NKF reserves the right to deduct any amounts the Managing Director is liable for in respect of the compensation of such damage/loss from the final salary payment due to the Managing Director at the end of his employment.		daartoe strekkende verzoek van NKF alle zich onder hem bevindende eigendommen van NKF alsmede alle bescheiden die in enigerlei verband staan met NKF en/of met de aan haar gelieerde vennootschappen, met haar cliënten en andere relaties, een en ander in de ruimste zin des woords, alsmede kopieën van dergelijke bescheiden en eigendommen ter beschikking stellen van NKF. Alle aan de statutair directeur door NKF ter beschikking gestelde zaken zal de statutair directeur in ieder geval op de laatste dag van de arbeidsovereenkomst weer aan NKF ter beschikking hebben gesteld respectievelijk bij NKF hebben ingeleverd. Bij beëindiging van de arbeidsovereenkomst levert de statutair directeur eventuele hem door NKF in bruikleen gegeven, ter beschikking gestelde goederen bij NKF in. Voor schade aan of vermissing van de in bruikleen gegeven en/of ter beschikking gestelde goederen kan de statutair directeur aansprakelijk worden gesteld. NKF behoudt zich het recht voor de bedragen die de statutair directeur in verband met de vergoeding van deze schade dient te betalen te verreken met het nog aan de statutair directeur bij het einde van zijn arbeidsovereenkomst uit te betalen salaris.

	Clause 15 Publication		Artikel 15 Publicaties

	The Managing Director is not permitted to publish information/articles or give lectures and/or perform any other public speaking engagements in which he uses information he has acquired in the course of his work for NKF or that relates to the content of his work for NKF, without express prior written permission from NKF.		Behoudens voorafgaande schriftelijke toestemming van NKF is het de statutair directeur niet toegestaan gegevens/artikelen te publiceren, lezingen en/of voordrachten en dergelijke te verzorgen, waarbij gebruik gemaakt wordt van de op grond van de werkzaamheden voor NKF verworven kennis of welke betrekking hebbend op de inhoud van de werkzaamheden voor NKF.

	Clause 16 Intellectual property rights		Artikel 16 Intellectuele eigendomsrechten

1.	All rights to intellectual property, products, works and/or services developed by the Managing Director during the term of his employment contract are the property of NKF, irrespective of whether the intellectual	1.	Alle rechten van intellectuele eigendom, producten, werken en/of diensten door de statutair directeur ontwikkeld gedurende zijn arbeidsovereenkomst behoren aan NKF toe, ongeacht of de intellectuele eigendom is ontstaan tijdens of buiten

	property was created during or after working hours and irrespective of whether the creation and/or invention and/or contrivance of intellectual property is/was directly or indirectly inherent in the nature of the agreed work.		werktijd en evenzeer ongeacht of de aard van de overeengekomen werkzaamheden het tot stand (doen) brengen respectievelijk het uitvinden en/of bedenken van intellectuele eigendom direct of indirect met zich meebrengt.

2.	The Managing Director is obliged to notify the General Meeting of Shareholders forthwith of all intellectual property and to provide all information and/or fulfil all formalities required to enable NKF to register and/or obtain said intellectual property rights and, where necessary, to register the intellectual property rights in the name of NKF after initial registration in the Managing Director’s name. Unless prescribed otherwise by law, the Managing Director will not be entitled to have his name registered in respect of the intellectual property.	2.	De statutair directeur is verplicht van alle intellectuele eigendom onverwijld mededeling te doen aan de algemene vergadering van aandeelhouders en zal alle informatie verschaffen en/of alle formaliteiten vervullen die nodig zijn om NKF in staat te stellen tot de inschrijving c.q. verkrijging van de bedoelde intellectuele eigendomsrechten en, indien noodzakelijk, voor overschrijving op naam van NKF na eerdere inschrijving op naam van de statutair directeur. Tenzij de wet anders voorschrijft, komt de statutair directeur geen recht op naamsvermelding toe.

3.	The Managing Director is not entitled to exploit any products, works and/or services he has developed during the term of his employment contract in any way — both during and after the aforementioned period — or to allow others to exploit such products, works and/or services.	3.	De statutair directeur is niet gerechtigd de door hem gedurende deze arbeidsovereenkomst ontwikkelde producten, werken en/of diensten - zowel tijdens als ook na voornoemde periode — op welke wijze ook te exploiteren of te laten exploiteren.

4.	The Managing Director’s salary is deemed to include a reimbursement for the (potential) loss of any intellectual property. The Managing Director acknowledges that this is the case.	4.	In het salaris van de statutair directeur wordt geacht begrepen te zijn een vergoeding voor het (eventuele) gemis aan rechten van intellectuele eigendom. De statutair directeur erkent dit.

	Clause 17 Non-competition clause		Artikel 17 Non-concurrentiebeding

1.	For a period of one year after termination of the employment contract, irrespective of the way in which and the reason why the employment contract was terminated, the Managing Director is prohibited from starting, managing, co-managing or employing someone to manage a business that is similar or related to the business of NKF and/or its affiliated companies in Europe or in any other place in which or to which NKF and/or companies affiliated with NKF trade and/or manufacture products and/or provide services, or from being directly or indirectly involved in or having a financial interest, in any form, in such	1.	Het is de statutair bestuurder niet toegestaan, zonder voorafgaande schriftelijke toestemming van of namens de algemene vergadering van aandeelhouders, om gedurende een periode van één jaar na het eindigen van de arbeidsovereenkomst, ongeacht de wijze waarop en de redenen waarom de arbeidsovereenkomst tot een einde is gekomen, in Europa of elders waarnaar of waarin NKF en/of met NKF gelieerde ondernemingen producten verhandelen en/of fabriceren en/of diensten verlenen, een onderneming gelijksoortig of verwant aan die van NKF en/of de aan haar gelieerde vennootschappen te vestigen, te drijven, mede te drijven of te doen

	companies, or to work for such companies in any way, either for remuneration or otherwise, or to have any share of such companies of any nature other than shares in a company that is listed on the stock exchange, without prior written permission from or on behalf of the General Meeting of Shareholders. The General Meeting of Shareholders will only refuse to give such written permission if failure to enforce the non-competition clause would be severely detrimental to the interests of NKF and/or companies affiliated with NKF.		drijven, hetzij direct hetzij indirect of financieel in welke vorm dan ook bij een dergelijke onderneming belangen te hebben of daarin of daarvoor op enigerlei wijze werkzaam te zijn, hetzij tegen een vergoeding, hetzij om niet, of daarin een aandeel van welke aard dan ook te hebben, anders dan aandelen in een ter beurze genoteerde vennootschap. De algemene vergadering van aandeelhouders zal de schriftelijke toestemming slechts weigeren indien door het niet handhaven van het non-concurrentiebeding NKF en/of de met haar gelieerde vennootschappen/ondernemingen in ernstige mate in haar belangen wordt geschaad.

2.	Until such time as the General Meeting of Shareholders releases the Managing Director from the provisions of the previous subclause, NKF will pay the General Manager, after termination of the employment contract, a month-to-month allowance that is equal to 1/12 of the final salary (excluding emoluments) for the duration of the non-competition clause. The Managing Director will deduct any income received from other sources in this period from this allowance. ‘Other income’ refers to income from employment and/or social security and income received under Clause 19 of this employment contract. The Managing Director will not be entitled to any payment if he contravenes the non-competition clause, if he is dismissed instantly for cause, if the employment contract is dissolved as a result of an urgent reason or if the employment contract is terminated as a result of the Managing Director attaining pensionable age.	2.	Totdat de algemene vergadering van aandeelhouders de statutair directeur ontheft van het bepaalde in het voorgaande lid zal NKF aan de statutair directeur na het einde van de arbeidsovereenkomst voor de duur van het non-concurrentiebeding van maand tot maand een vergoeding betalen gelijk aan 1/12 van het laatstelijk genoten salaris (exclusief emolumenten). Op deze vergoeding wordt het door de statutair directeur gedurende deze periode uit anderen hoofde genoten inkomen in mindering gebracht. Onder inkomen wordt verstaan inkomen uit hoofde van arbeid en/of sociale zekerheid. De statutair directeur heeft geen recht op enige betaling indien hij het non-concurrentiebeding overtreedt, indien hij op staande voet ontslagen is, indien de arbeidsovereenkomst op grond van een dringende reden is ontbonden of de arbeidsovereenkomst eindigt op grond van het bereiken van de pensioengerechtigde leeftijd.

3.	Neither is the Managing Director allowed to employ staff members and/or persons who are or were employed by NKF and/or by companies affiliated with NKF in the period up to two years prior to the termination of the Managing Director’s employment contract, or to encourage such persons to terminate their employment with NKF for a period of two years after termination of this contract.	3.	Het is de statutair directeur gedurende de hierboven vermelde periode evenmin toegestaan om werknemers en/of personen die in de periode van twee jaar voorafgaande aan het einde van de arbeidsovereenkomst met de statutair directeur, een dienstbetrekking hebben of hebben gehad met NKF en/of met de aan heer gelieerde vennootschappen, te bewegen de arbeidsovereenkomst met NKF te beëindigen en/of in dienst te nemen.

	Clause 18 Penalty clause		Artikel 18 Boetebeding

	If the Managing Director acts in a manner that contravenes the provisions of Articles 11, 13, 15 and/or 17 he will, contrary to the provisions of Article 7:650 of the Dutch Civil Code, forfeit to NKF an immediately payable penalty that is not subject to any further reminder, notice of default or intervention by the courts of EUR 5,000 per infringement, to be increased by an amount of EUR 250 for each day or part-day the infringement continues and without prejudice to NKF’s option to claim reimbursement of the full damages, as well as compliance, in lieu of this penalty.Payment of the penalty stipulated in this Clause does not release the Managing Director from the obligations stipulated in Clauses 11, 13, 15 and/or 17.		Indien de statutair directeur handelt in strijd met het bepaalde in de artikelen 11, 13, 15 en/of 17 verbeurt hij, in afwijking van het bepaalde in artikel 7:650 BW aan NKF een terstond en zonder nadere aanmaning, ingebrekestelling of rechterlijke tussenkomst opeisbare boete van EUR 5.000 per overtreding, te vermeerderen met een bedrag van EUR 250 voor iedere dag of deel van een dag dat de overtreding voortduurt en onverminderd de bevoegdheid van NKF in plaats van deze boete vergoeding te vorderen van de volledige schade alsmede nakoming. Betaling van de in dit artikel genoemde boete ontslaat de statutair directeur niet van de in de artikelen 11, 13, 15 en/of 17 opgenomen verplichtingen.

	Clause 19 Compensation in the event of dismissal		Artikel 19 Schadevergoeding bij ontslag

1.	If NKF terminates the employment contract at any time, other than as a result of instant dismissal for an urgent reason within the meaning of the law of which the Managing Director has been informed forthwith, and other than as a result of an illness of the Managing Director extending beyond two years, the Managing Director will be entitled to claim compensation from NKF as follows. The term ‘termination of the employment contract’ in this Clause expressly does not refer to the legal termination of the employment contract as a result of the Managing Director attaining pensionable age as described in Clause 1, fourth subclause, but does refer to dissolution of the contract by order of the Court.	1.	Indien NKF op enig moment tot beëindiging van de arbeidsovereenkomst overgaat, anders dan door middel van een ontslag op staande voet wegens een onverwijld aan de statutair directeur medegedeelde dringende rede in de zin van de wet en anders dan na 2 jaar ziekte van de statutair directeur, heeft de statutair directeur jegens NKF recht op een vergoeding als volgt. Onder beëindiging van de arbeidsovereenkomst in dit artikel wordt uitdrukkelijk niet bedoeld de beëindiging van rechtswege van de arbeidsovereenkomst wegens het bereiken van de pensioengerechtigde leeftijd als omschreven in artikel 1 vierde lid maar wèl mede begrepen een door de rechter uitgesproken ontbinding.

2.	The compensation will be an amount equal to one year’s salary at the rate he is being paid at the time of termination in the event his employment has been terminated by NKF without urgent reason or, in the event his employment is terminated as a result of a change of control of either	2.	De vergoeding komt overeen met een bedrag ter grootte van één jaarsalaris op het moment van de beëindiging indien de beëindiging door NKF is geschied zonder dringende reden of indien de arbeidsovereenkomst is beëindigd als een gevolg van een wijziging in de zeggenschap van NKF of Optelcom, twee

	NKF or Optelecom, two years’ salary. This compensation will be paid within 1 month of the (formal) termination of the employment contract in a manner to be stipulated by the Managing Director, provided this method is permitted under tax legislation.		jaarsalarissen. Deze vergoeding zal binnen 1 maand worden betaald op een door de statutair directeur aan te geven wijze mits fiscaal toelaatbaar.

3.	In this Clause, the term ‘salary’ refers to the amount of the salary referred to in Clause 3, subclause 2, increased by the average bonus received as referred to in Clause 10 in the 3 years immediately preceding the termination of the employment and increased by the allowance referred to in Clause 5, subclause 1 of this contract.	3.	Onder salaris in dit artikel wordt verstaan de som van het in artikel 3 lid 2 bedoelde salaris, vermeerder met de over de laatste 3 jaar onmiddellijk voorafgaand aan de beëindiging van de arbeidsovereenkomst gemiddeld genoten bonus als bedoeld in artikel 10 vermeerderd met de vergoeding als bedoeld in artikel 5 lid 1 van deze overeenkomst.

4.	The provisions of this Clause do not affect the Managing Director’s right to claim further compensation pursuant to Article 7:681 of the Dutch Civil Code.	4.	Het bepaalde in dit artikel laat onverlet de bevoegdheid van de statutair directeur om verdere vergoedingen te vorderen op grond van artikel 7:681 BW.

5.	The parties also wish to agree that the Managing Director will be entitled to the same compensation described in this Clause if the Managing Director should decide, for reasons of his own, to terminate his employment contract with NKF within one year after the control of NKF, including, in this context, the control of a legal entity that has direct or indirect control of NKF, was changed at any time in the sense that the majority shareholding in NKF or in the aforementioned legal entity is now held directly or indirectly by a natural person or legal entity not being the natural person or legal entity holding the majority shareholding at the time this contract was signed.	5.	Partijen wensen tevens overeen te komen dat aan de statutair bestuurder eenzelfde vergoeding als in dit artikel omschreven toekomt indien de statutair directeur, om hem moverende redenen, zou besluiten de arbeidsovereenkomst met NKF op te zeggen, binnen een jaar nadat op enig moment de zeggenschap in NKF, waaronder in dit verband begrepen de zeggenschap in een rechtspersoon die (in)direct de zeggenschap heeft in NKF, zal zijn gewijzigd in die zin dat de meerderheid van de aandelen in NKF respectievelijk de hiervoor bedoelde rechtspersoon (in)direct gehouden zal worden door een natuurlijke of rechtspersoon, niet zijnde degene die op het tijdstip van ondertekening van deze arbeidsovereenkomst de meerderheid van de aandelen houdt.

	Clause 20 Applicable law		Artikel 20 Toepasselijk recht

	Dutch law applies to this contract and to all disputes, agreements, arrangements, conditions, guidelines and the like arising from this contract.		Deze overeenkomst en alle daaruit voortvloeiende en daarmee verband houdende geschillen, overeenkomsten, regelingen, voorwaarden, richtlijnen en dergelijke worden beheerst door Nederland recht.

	Clause 21 Final provisions		Artikel 21 Slotbepalingen

1.	The Managing Director will comply with the general regulations and/or policy rules that apply at NKF, for instance rules or regulations relating to good order, health and safety, and with all measures taken by NKF with a view to the good order and proper proceedings within the company.	1.	De statutair directeur zal zich houden aan de in de onderneming van NKF geldende voorschriften en/of beleidsregels in algemene zin, zoals met betrekking tot de goede orde, veiligheid en gezondheid, en alle maatregelen door NKF genomen met het oog op de goede orde en de goede gang van zaken in de onderneming.

2.	Announcements to employees that are made by means of a written confirmation of the announcement in question posted in the appointed places or published in the personnel newsletter must be considered to have been made to each individual employee.	2.	Mededelingen aan de werknemers, die bekend gemaakt worden door middel van bevestiging van deze mededeling op de daartoe bestemde plaatsen dan wel plaatsing in het personeelsorgaan, worden geacht schriftelijk te zijn geschied aan elk der werknemers afzonderlijk.

3.	NKF may ask the Managing Director to submit to a search by members of the security service. The Managing Director agrees to cooperate with such searches.	3.	NKF kan verlangen dat de statutair directeur zich onderwerpt aan een visitatie door leden van de bewakingsdienst. De statutair directeur verbindt zich aan deze visitatie zijn medewerking te verlenen.

4.	Pursuant to the provisions of Clause 1.2, subclause 2 (scope of application) of the Collective Employment Contract (CAO) for management personnel in the metal and electronics sector, this CAO does not apply to this employment contract, with the exception of those CAO provisions the parties have expressly agreed in Clause 3, subclause 2, and Clause 4, subclause 3, of this contract.	4.	Op deze arbeidsovereenkomst is de collectieve arbeidsovereenkomst voor het hogere personeel in de Metalektro niet van toepassing op grond van het bepaalde in artikel 1.2 lid 2 (werkingsfeer) van deze CAO met uitzondering van de bepalingen uit de CAO de uitdrukkelijk tussen partijen is overeengekomen in artikel 3 lid 2 en artikel 4 lid 3 van deze overeenkomst.

5.	All arrangements, conditions, guidelines etc. referred to in this contract or listed in this contract as being applicable are deemed to form part of this contract, unless the contrary has been expressly stipulated. Among other things, these arrangements include the NKF personnel guide. A copy of this guide is available for perusal at the personnel department and at the various company departments and will be provided upon request.	5.	Alle regelingen, voorwaarden, richtlijnen etc waarnaar in deze overeenkomst wordt verwezen of waarvan wordt vermeld dat zij van toepassing zijn, worden geacht onderdeel van deze overeenkomst uit te maken, tenzij het tegendeel uitdrukkelijk is bepaald. Tot deze regelingen behoort onder meer de personeelsgids van NKF. Een exemplaar van deze personeelsgids ligt bij de afdeling personeelszaken en bij de respectievelijke afdelingen ter inzage en is op verzoek verkrijgbaar.

6.	If one or more of the emoluments listed in this contract must be considered taxable or liable for the payment of social security contributions within the meaning of the Wages and Salaries Tax Act and/or social security legislation, the relevant wage tax and	6.	Indien één of meer van de in deze overeenkomst genoemde emolumenten als belastbaar respectievelijk premieplichtig loon in de zin van de Wet op de Loonbelasting en/of sociale verzekeringswetten moet worden beschouwd, komen loonbelasting en het

	the employee component of the social security contributions will be at the expense of the Managing Director.		werknemersdeel in de sociale verzekeringspremies voor rekening van de statutair directeur.

7.	NKF reserves the right, within the bounds of reasonableness, to make changes, additions or adjustments to this employment contract and to the arrangements, conditions etc., including the NKF personnel guide, that this contract refers to if, in NKF’s opinion, (compelling) circumstances give NKF cause to do so.	7.	NKF behoudt zich binnen de grenzen der redelijkheid het recht voor om deze arbeidsovereenkomst en de regelingen, voorwaarden, richtlijnen en dergelijke waaronder de personeelsgids van NKF, waarnaar in deze overeenkomst wordt verwezen, te wijzigen c.q. aan te vullen en aan te passen indien (zwaarwichtige) omstandigheden daartoe naar het oordeel van NKF aanleiding geven.

8.	This contract replaces all previous contracts and/or (verbal) arrangements.	8.	Deze overeenkomst treedt in plaats van alle voorafgaande overeenkomsten en/of (mondelinge) afspraken.

9.	This employment contract can only be deviated from in writing and any amendments will only be valid if they have been signed for approval by both parties.	9.	Van deze arbeidsovereenkomst kan uitsluitend schriftelijk worden afgeweken en deze aanpassing dient door beide partijen voor akkoord getekend te worden alvorens deze tussen partijen geldt.

10.	This employment contract will be translated into English. In the event of any lack of clarity or discrepancy between the text of the Dutch and English employment contract, the text of the English employment contract will prevail.	10.	Deze arbeidsovereenkomst wordt vertaald in het Engels. Bij enige onduidelijkheid c.q. discrepantie tussen de tekst van de Nederlandse en Engelse arbeidsovereenkomst prevaleert de tekst van de Engelse arbeidsovereenkomst.

	Agreed and signed in duplicate in ....... on ...... 2005		Aldus overeengekomen en ondertekend in tweevoud te ...... op ...... 2005

	for NKF Electronics B.V.		namens NKF Electronics B.V.

	Mr. Edmund Ludwig		de heer Ed Ludwig

	on behalf of the Employee		namens de werknemer

	Mr. Th.W.M. Overwijn		de heer Th.W.M. Overwijn